EXHIBIT 23.2
                         CONSENT OF INDEPENDENT AUDITORS

STONEFIELD
JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 9, 2003, relating to the financial statements of Acquisition Media, Inc. for the year ended December 31, 2002 which report appeared in the company's Annual Report on Form 10KSB filed with the Securities and Exchange Commission on April 1, 2003.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
April 15, 2003